Exhibit 10.15
EXECUTION COPY
THIRD AMENDED AND RESTATED FUNDING AGREEMENT
          THIRD AMENDED AND RESTATED FUNDING AGREEMENT, dated as of December 28, 2001 (this “Agreement”), by and among TEXAS CABLE PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP, a New York general partnership (“TWE-A/N”), TWE-A/N TEXAS CABLE PARTNERS GENERAL PARTNER LLC, a Delaware limited liability company (“TWE-A/N GP” and, together with TWE-A/N, the “TWE-A/N Parties”), TCI TEXAS CABLE HOLDINGS LLC, a Colorado limited liability company (“TCI”), TCI TEXAS CABLE, INC., a Colorado corporation (“TCI GP” and, together with TCI, the “TCI Parties” and, together with the TWE-A/N Parties and TCI, the “Partners”), and THE CHASE MANHATTAN BANK, as administrative agent under the Credit Agreement (as defined below) (the “Administrative Agent”).
          WHEREAS, the Partnership and the Administrative Agent are parties to a Credit Agreement, dated as of December 31, 1998 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, the Partnership has requested an amendment (the “Fifth Amendment”) to the Credit Agreement to modify certain financial covenants of the Partnership under the Credit Agreement;
          WHEREAS, the Administrative Agent and the Required Lenders (as defined in the Credit Agreement) are willing to enter into the Fifth Amendment on certain terms and conditions, including, among other things, the condition that the Partnership, the Partners and the Administrative Agent execute and deliver this Agreement;
          WHEREAS, pursuant to the Funding Agreement, dated as of November 10, 2000, among the Partnership, the Partners and the Administrative Agent, the Amended and Restated Funding Agreement, dated as of December 22, 2000, among the Partnership, the Partners and the Administrative Agent, and the Second Amended and Restated Funding Agreement, dated March 28, 2001, among the Partnership, the Partners and the Administrative Agent (collectively, the “Prior Funding Agreements”), the Partners have previously made subordinated loans to the Partnership in an aggregate amount equal to $301,453,361.58 (the “Existing Subordinated Loans”), which amount includes certain management fees payable by the Partnership to Time Warner Cable (“TWC”), a division of Time Warner Entertainment Company, L.P., pursuant to the Management Agreement, dated as of December 31, 1998, between TWC and the Partnership (as amended, supplemented or otherwise modified from time to time, the “Management Agreement”);
          WHEREAS, each of the Partners has agreed to make additional subordinated loans to the Partnership on the terms and conditions set forth in this Agreement;

          WHEREAS, the Partnership, the Partners and the Administrative Agent wish to amend and restate the Second Amended and Restated Funding Agreement to, among other things, extend its effectiveness.
          NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Amended and Restated Funding Agreement is hereby amended and restated in its entirety to read as follows:
          1. Definitions. All capitalized terms used and not defined herein shall have the meaning assigned to such terms in the Credit Agreement.
          2. Issuance of Notes Prior to the Date Hereof. Prior to the date hereof, the Partnership issued certain promissory notes, substantially in the form attached hereto as Exhibit A (each, a “Promissory Note”), to the Partners pursuant to the Prior Funding Agreements. The parties hereby acknowledge that Schedule I hereto contains a true and accurate list of all such Promissory Notes. The Partnership hereby confirms receipt of all proceeds from the issuance of such Promissory Notes and its liability with respect thereto.
          3. Transfers of Promissory Notes Prior to the Date Hereof. Prior to the date hereof, the Partners have transferred certain Promissory Notes issued pursuant to the Prior Funding Agreements among themselves. Each of the Partnership and the Administrative Agent hereby confirm that it consented to such assignments.
          4. Use of Proceeds of Notes. The Partnership represents that it has used the proceeds of the Existing Subordinated Loans, and shall use the proceeds of any Promissory Notes issued pursuant to Section 5, to fund capital expenditures, repay existing indebtedness and for general corporate purposes, all in the ordinary course of business.
          5. Ongoing Funding Obligations.
               (a) Obligations Based on Financial Estimates. Each of the Partners agrees that, no later than five business days following the receipt of the Monthly Budget described in Section 6(a), such Partner shall purchase, and the Partnership shall sell, a Promissory Note in an original principal amount equal to the product of (i) such Partner’s Percentage Interest (as set forth on Schedule II hereto), multiplied by (ii) the total amount of additional funding required by the Partnership to meet the Partnership Obligations (as defined below).
               (b) Obligations Based on Actual Financials. If the TWC Documentation described in Section 6(b)(i) or Section 6(b)(iii) shows that the Partnership requires additional funding, each of the Partners hereby agrees that, no later than five business days following the receipt of any documentation provided pursuant to Section 6(b)(i) or Section 6(b)(iii), such Partner shall purchase, and the Partnership shall sell, a Promissory Note in an original principal amount equal to the product of (i) such Partner’s

Percentage Interest (as set forth on Schedule II hereto), multiplied by (ii) the total amount of additional funding required by the Partnership to meet the Partnership Obligations. Each of the Partners hereby agrees that, if the TWC Documentation described in Section 6(b)(i) or Section 6(b)(iii) shows that the Partnership has more capital than is required to meet the Partnership Obligations then such additional capital shall remain in the Partnership.
               (c) Obligations with respect to Management Fees. No later than five business days following the receipt of the TWC Documentation described in Section 6(b)(ii), (A) the Partnership shall issue to TWE-A/N two Promissory Notes, each in an original principal amount equal to one-half of the total amount of payments that the Partnership would have been required to make to TWC under the Management Agreement but for this Agreement and (B) immediately following such issuance, TCI shall purchase from TWE-A/N, and TWE-A/N shall sell and assign to TCI, one of the Promissory Notes issued to TWE-A/N pursuant to the preceding clause (A), for a cash purchase price equal to the original principal amount of such Promissory Note. Each of the Partnership and the Administrative Agent hereby consents to such assignments.
               (d) Intent of the Parties. For purpose of clarity, it is the intent of the Partners that each Partner provide funding to the Partnership pursuant to this Agreement in accordance with such Partner’s Percentage Interest (as set forth on Schedule II hereto), such that, following the making of all additional fundings pursuant to this Agreement, the TWE-A/N Parties, on the one hand, and the TCI Parties, on the other hand, will have contributed an aggregate of 50% of all funding under by this Agreement.
          6. TWC Documentation.
               (a) Documentation Related to Funding Estimates. On or prior to the fifth business day of each month following the date hereof (other than January 2003), TWC shall deliver, or cause to be delivered, to TCI and the Administrative Agent a monthly budget of the Partnership for such month (the “Monthly Budget” and, collectively, the “Monthly Budgets”), which shall show, among other things, the amount of estimated funding required by the Partnership for such month to enable the Partnership to (A) comply with all of the covenants in the Credit Agreement, and (B) fulfill all of its commitments and to pay all of its liabilities and obligations as such liabilities and obligations mature during such month (collectively, the “Partnership Obligations”); provided that none of the Monthly Budgets shall include the payments that the Partnership would be required to make to TWC under the Management Agreement but for this Agreement; and provided, further, the aggregate amounts set forth under clause (A) for all of the Monthly Budgets during any fiscal quarter shall not be less than the estimated Consolidated Cash Flow for the fiscal quarter during which such months occur minus the sum of (I) the estimated Consolidated Interest Expense for the fiscal quarter during which such months occur to the extent paid or payable in cash on a current basis and (II) the estimated Capital Expenditures incurred or to be incurred for the fiscal quarter during which such months occur to the extent paid or payable in cash (and not financed, other than with borrowings under the Credit Agreement) on a current basis.

               (b) Documentation of Actual Results.
               (i) On or prior to the fifth business day following the end of any month, TWC shall deliver to each of the Partners and the Administrative Agent (A) an unaudited consolidated income statement of the Partnership for the preceding month, complete with comparisons to the Monthly Budget for such month, (B) an unaudited report of actual capital expenditures for the preceding month, as compared to the capital expenditures provided for in the Monthly Budget for such month and (C) an estimate of the amount of additional funds required by the Partnership (if any) to meet the Partnership Obligations, in addition to the amounts already funded by the Partners pursuant to Section 5.
               (ii) On or prior to the fifth business day following the end of any month, TWC shall deliver to each of the Partners and the Administrative Agent an unaudited report of the payments that the Partnership would have been required to make to TWC under the Management Agreement but for this Agreement.
               (iii) On or prior to fifteenth day following termination of this Agreement, TWC shall deliver to each of the Partners and the Administrative Agent (A) an unaudited consolidated income statement of the Partnership for the year-to-date, complete with comparisons to the Annual Budget (as defined in the Agreement of Limited Partnership, dated as of June 23, 1998, by and among the Partners (as amended from time to time, the “Partnership Agreement”)), (B) an unaudited report of actual capital expenditures for the year-to-date, as compared to the capital expenditures provided for in the Annual Budget and (C) a determination of the amount of additional funds required by the Partnership (if any) to meet the Partnership Obligations.
               (c) Certification of Documentation. All documentation delivered pursuant to this Section 6 shall be certified as true and accurate in all material respects by the Chief Financial Officer of TWC; provided that any documentation relating to estimates of the Partnership’s future funding requirements shall not require such certification but shall be reasonably prepared by TWC in good faith based on assumptions believed to be reasonable at the time made.
               7. Assumption of Management Fee Obligations. Subject to the terms and provisions of this Agreement, the Partnership hereby assigns to TWE-A/N, and TWE-A/N hereby assumes, the Partnership’s obligations under the Management Agreement to pay TWC management fees in respect of services provided by TWC to the Partnership during the months of November 2001 through and including December 2002.
               8. Limitation on Expenditures. The Partnership covenants and agrees that it will not incur any cash expenditures from the date hereof until December 31, 2002, that are outside of the normal course of business (other than any expenditures set forth in the Annual Budget of the Partnership approved in accordance with the Partnership Agreement), without the prior written approval of the TCI Parties.
          9. Representations and Warranties. Each of the parties hereto, severally and not jointly, represents and warrants as follows:
               (a) Organization and Qualification. Such party is duly organized and validly existing under the laws of its state of organization and is duly qualified to do business under the laws of each jurisdiction in which the ownership, leasing or use of its assets or the nature of its activities makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the ability of such party to perform its obligations under this Agreement.
               (b) Authority and Validity. Such party has all requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement. The execution and delivery of, and such party’s performance under, this Agreement have been duly and validly authorized by all action by or on behalf of such party. This Agreement has been duly and validly executed and delivered by such party and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors’ rights generally or by principles governing the availability of equitable remedies.
               (c) No Conflict; Required Consents. The execution and delivery of, and such party’s performance under, this Agreement do not and will not: (a) conflict with or violate any provision of the organizational documents of such party; (b) violate any laws, rules or regulations applicable to such party; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) conflict with, violate, result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of it under, or (iv) result in the creation or imposition of any Lien under any contract or agreement by which such party is bound or by which it or any of its assets is bound or affected, except, for purposes of clauses (c) and (d), such consents, approvals, authorizations and filings that, if not obtained or made, would not, and such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on the ability of such Partner to perform its obligations under this Agreement.
          10. Termination. This Agreement shall terminate on the earlier of (a) January 15, 2003 (or, if later, the date on which each Partner has paid in full its pro rata portion of the Partnership Obligations); and (b) such time as the Loans under the

Credit Agreement shall have been refinanced and the Credit Agreement shall have been terminated.
          11. Irrevocable Obligation. The obligations of the Partners under this Agreement are for the benefit of the Lenders under the Credit Agreement as well as the Partnership, are irrevocable and unconditional, shall be paid without set-off or counterclaim and shall not be reduced, terminated or otherwise affected as a result of any event with respect to the Partnership of a type referred to in Section 8(f) of the Credit Agreement or for any other reason. Each Partner waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Partnership or any Partner with respect to the obligations of the Partners under this Agreement. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Partners and their successors and assigns thereof until each Partner shall have paid in full its pro rata portion of the Partnership Obligations.
          12. Miscellaneous.
               (a) Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings with respect to such subject matter. This Agreement may not be amended or modified except by a writing signed by all of the parties hereto.
               (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).
               (c) Submission to Jurisdiction. Any claim arising out of or relating to this Agreement shall be instituted only in a Federal district court located in the State and City of New York or a State court located in Manhattan County, State of New York and each party agrees not to commence legal proceedings or otherwise proceed against any other party in respect of any claim arising out of or relating to this Agreement or the transactions contemplated hereby in any other jurisdiction (including in any Federal or State court located in the State of Texas). Each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, any claim that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided, or by personal service on the Agent with a copy of such process mailed to such party by first class mail or registered or certified mail, return receipt requested, postage prepaid.

               (d) Notices. Any notice or communication to be given under this Agreement to any of the parties hereto shall be in writing. Such notice or communication shall have been deemed to have been duly given or made when it shall have been delivered by hand, registered airmail or facsimile to the party to which it is addressed at such party’s address or facsimile number specified below or at such other address or facsimile number as such party shall have designated by notice to the party giving such notice or communication.
     If to TWE-A/N or TWE-A/N GP:
Time Warner Entertainment -
  Advance/Newhouse Partnership
TWE-A/N Texas Cable Partners
  General Partner LLC
c/o Time Warner Cable
290 Harbor Drive
Stamford, CT 06902
Attention: David E. O’Hayre
Telecopy No: (203) 328-0691
     With a copy to:
Time Warner Entertainment -
  Advance/Newhouse Partnership
TWE-A/N Texas Cable Partners
  General Partner LLC
c/o Time Warner Cable
290 Harbor Drive
Stamford, CT 06902
Attention: Marc Apfelbaum
Telecopy No.: (203) 328-4840
     If to TCI or TCI GP:
TCI Texas Cable Holdings LLC
TCI Texas Cable, Inc.
c/o Tele-Communications, Inc.
5619 DTC Parkway
Englewood, CO 80111
Attention: Fred DiBlasio
Telecopy No: (303) 858-3456
Copy: Legal Department

     With a copy to:
AT&T Corporation
295 North Maple Avenue
Basking Ridge, NJ 07920
Attention: Patrick Moletteri, Treasury Department
Telecopy No.: (908) 630-1965
     If to the Administrative Agent:
The Chase Manhattan Bank
Loan & Agency Services
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081
Attention: Janet Belden
Telecopy No.: (212) 552-5658
     With a copy to:
The Chase Manhattan Bank
270 Park Avenue, 36th Floor
New York, New York 10017
Attention: Joan Fitzgibbon
Telecopy No.: (212) 270-4164
               (e) Assignment. This Agreement binds and benefits the respective successors and assigns of the parties hereto, except that no party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, the TCI Parties may assign all, but not less than all, of their rights and obligations under this Agreement to any TWE-A/N Party or any Affiliate of a TWE-A/N Party pursuant to a written instrument (a copy of which shall be provided to the Administrative Agent and the Partnership) in which the transferee agrees to be bound by this Agreement.
               (f) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

TEXAS CABLE PARTNERS, L.P.
By:	/s/ Carl U.J. Rossetti
	Name:	Carl U.J. Rossetti
	Title:	Vice President

TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP
By:	Time Warner Entertainment Company, L.P., Managing Partner, through its Time Warner Cable Division
By:	/s/ Carl U.J. Rossetti
	Name:	Carl U.J. Rossetti
	Title:	Executive Vice President

TWE-A/N TEXAS CABLE PARTNERS GENERAL PARTNER LLC
By:	/s/ Carl U.J. Rossetti
	Name:	Carl U.J. Rossetti
	Title:	Vice President

TCI TEXAS CABLE HOLDINGS LLC
By:	/s/ Alfredo DiBlasio
	Name:	Alfredo DiBlasio
Title:

TCI TEXAS CABLE, INC.
By:	/s/ Alfredo DiBlasio
	Name:	Alfredo DiBlasio
Title:

THE CHASE MANHATTAN BANK
By:	/s/ Joan M. Fitzgibbon
	Name:	Joan M. Fitzgibbon
	Title:	Managing Director

SCHEDULE I
TCP Promissory Notes Issued to Partners

Promissory Note			Original Principal
Number	Date of Issuance	Name of Holder	Amount
1A1	11/13/00	TWE-A/N	$52,871,180.79
2B	11/13/00	TCI	$52,871,180.79
3	12/22/00	TWE-A/N	$3,070,485.00
4	12/22/00	TWE-A/N GP	$31,015.00
5	12/22/00	TCI	$3,070,485.00
6	12/22/00	TCI GP	$31,015.00
7	1/4/01	TWE-A/N	$10,804,365.00
8	1/4/01	TWE-A/N GP	$109,135.00
9	1/4/01	TCI	$10,804,365.00
10	1/4/01	TCI GP	$109,135.00
11	2/14/01	TWE-A/N	$11,406,780.00
12	2/14/01	TWE-A/N GP	$115,220.00
13	2/14/01	TCI	$11,406,780.00
14	2/14/01	TCI GP	$115,220.00
15	2/14/01	TWE-A/N	$629,500.00
16A2	2/14/01	TCI	$629,500.00
17	3/14/01	TWE-A/N	$10,614,780.00
18	3/14/01	TWE-A/N GP	$107,220.00
19	3/14/01	TCI	$10,614,780.00
20	3/14/01	TCI GP	$107,220.00
21	3/14/01	TWE-A/N	$689,000.00

[1]	Note that Promissory Note Nos. 1A and 2B were re-issuances of existing Promissory Notes (which were terminated) following forgiveness of indebtedness of $60,500.00 by TWE-A/N and TCI in connection with the Management Fee “true-up” pursuant to Section 5(c)(i) of the Amended and Restated Funding Agreement.

[2]	Note that Promissory Note No. 16A was a re-issuance of Promissory Note No. 16 following transfer from TWE-A/N to TCI in accordance with the Funding Agreement.

Promissory Note			Original Principal
Number	Date of Issuance	Name of Holder	Amount
22A3	3/14/01	TCI	$689,000.00
23	4/13/01	TWE-A/N	$12,202,740.00
24	4/13/01	TWE-A/N GP	$123,260.00
25	4/13/01	TCI	$12,202,740.00
26	4/13/01	TCI GP	$123,260.00
27	4/13/01	TWE-A/N	$722,000.00
28A4	4/13/01	TCI	$722,000.00
29	5/14/01	TWE-A/N	$8,700,120.00
30	5/14/01	TWE-A/N GP	$87,880.00
31	5/14/01	TCI	$8,700,120.00
32	5/14/01	TCI GP	$87,880.00
33	5/14/01	TWE-A/N	$745,000.00
34A5	5/14/01	TCI	$745,000.00
35	6/14/01	TWE-A/N	$5,819,220.00
36	6/14/01	TWE-A/N GP	$58,780.00
37	6/14/01	TCI	$5,819,220.00
38	6/14/01	TCI GP	$58,780.00
39	6/14/01	TWE-A/N	$766,500.00
40A6	6/14/01	TCI	$766,500.00

[3]	Note that Promissory Note No. 22A was a re-issuance of Promissory Note No. 22 following transfer from TWE-A/N to TCI in accordance with the Funding Agreement.

[4]	Note that Promissory Note No. 28A was a re-issuance of Promissory Note No. 28 following transfer from TWE-A/N to TCI in accordance with the Funding Agreement.

[5]	Note that Promissory Note No. 34A was a re-issuance of Promissory Note No. 34 following transfer from TWE-A/N to TCI in accordance with the Funding Agreement.

[6]	Note that Promissory Note No. 40A was a re-issuance of Promissory Note No. 40 following transfer from TWE-A/N to TCI in accordance with the Funding Agreement.

Promissory Note			Original Principal
Number	Date of Issuance	Name of Holder	Amount
41	7/17/01	TWE-A/N	$5,871,690.00
42	7/17/01	TWE-A/N GP	$59,310.00
43	7/17/01	TCI	$5,871,690.00
44	7/17/01	TCI GP	$59,310.00
45	7/17/01	TWE-A/N	$771,000.00
46A7	7/17/01	TCI	$771,000.00
47	8/15/01	TWE-A/N	$7,062,660.00
48	8/15/01	TWE-A/N GP	$71,340.00
49	8/15/01	TCI	$7,062,660.00
50	8/15/01	TCI GP	$71,340.00
51	8/15/01	TWE-A/N	$732,000.00
52A8	8/15/01	TCI	$732,000.00
53	9/19/01	TWE-A/N	$8,990,190.00
54	9/19/01	TWE-A/N GP	$90,810.00
55	9/19/01	TCI	$8,990,190.00
56	9/19/01	TCI GP	$90,810.00
57	9/19/01	TWE-A/N	$751,500.00
58A9	9/19/01	TCI	$751,500.00
59	10/19/01	TWE-A/N	$2,535,390.00
60	10/19/01	TWE-A/N GP	$25,610.00
61	10/19/01	TCI	$2,535,390.00
62	10/19/01	TCI GP	$25,610.00

[7]	Note that Promissory Note No. 46A was a re-issuance of Promissory Note No. 46 following transfer from TWE-A/N to TCI in accordance with the Funding Agreement.

[8]	Note that Promissory Note No. 52A was a re-issuance of Promissory Note No. 52 following transfer from TWE-A/N to TCI in accordance with the Funding Agreement.

[9]	Note that Promissory Note No. 58A was a re-issuance of Promissory Note No. 58 following transfer from TWE-A/N to TCI in accordance with the Funding Agreement.

Promissory Note			Original Principal
Number	Date of Issuance	Name of Holder	Amount
63	10/19/01	TWE-A/N	$754,000.00
64A10	10/19/01	TCI	$754,000.00
65	11/16/01	TWE-A/N	$329,670.00
66	11/16/01	TWE-A/N GP	$3,330.00
67	11/16/01	TCI	$329,670.00
68	11/16/01	TCI GP	$3,330.00
69	11/16/01	TWE-A/N	$848,000.00
70A11	11/16/01	TCI	$848,000.00
71	12/18/01	TWE-A/N	$1,315,710.00
72	12/18/01	TWE-A/N GP	$13,290.00
73	12/18/01	TCI	$1,315,710.00
74	12/18/01	TCI GP	$13,290.00
75	12/18/01	TWE-A/N	$827,000.00
76A12	12/18/01	TCI	$827,000.00

[10]	Note that Promissory Note No. 64A was a re-issuance of Promissory Note No. 64 following transfer from TWE-A/N to TCI in accordance with the Funding Agreement.

[11]	Note that Promissory Note No. 70A was a re-issuance of Promissory Note No. 70 following transfer from TWE-A/N to TCI in accordance with the Funding Agreement.

[12]	Note that Promissory Note No. 76A was a re-issuance of Promissory Note No. 76 following transfer from TWE-A/N to TCI in accordance with the Funding Agreement.

SCHEDULE II
Interests of the Partners

	Relative Percentage
Name of Partner	Interest	Percentage Interest
Time Warner Entertainment-Advance/Newhouse Partnership	99%	49.5%
TWE-A/N Texas Cable Partners General Partner	1%	0.5%
TCI Texas Cable Holdings LLC	99%	49.5%
TCI Texas Cable, Inc.	1%	0.5%

EXHIBIT A
FORM OF PROMISSORY NOTE
THIS SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. PAYMENT OF THIS PROMISSORY NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT, DATED AS OF OCTOBER [___], 2000, BY AND AMONG TEXAS CABLE PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP, THE CHASE MANHATTAN BANK, A NATIONAL BANKING ASSOCIATION, THE HOLDER AND THE OTHER SIGNATORIES THERETO (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED, UPON WRITTEN REQUEST, FROM TEXAS CABLE PARTNERS, L.P., 290 HARBOR DRIVE, STAMFORD, CONNECTICUT 06902, ATTENTION: [                    ].
SUBORDINATED PROMISSORY NOTE

New York, New York December [___], 2001	$[ ]
          FOR VALUE RECEIVED, Texas Cable Partners, L.P., a Delaware limited partnership with offices at 290 Harbor Drive, Stamford, Connecticut 06902 (the “Partnership”), promises to pay to the order of [                    ], a [                    ] (the “Holder”), in lawful money of the United States, the principal sum of [                    ] ($[                    ]), and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at the Libor Rate for each Interest Period, plus 4% (the “Interest Rate”), on the Maturity Date, and otherwise on the terms set forth below.
          1. Funding Agreement. This Promissory Note (this “Note”) is issued pursuant to the Funding Agreement, dated as of November 10, 2000, among the Partnership, the Holder and the other signatories thereto (as amended, supplemented or otherwise modified from time to time, the “Funding Agreement”).
          2. Interest. The Partnership promises to pay interest on the Outstanding Principal Amount of this Note at the Interest Rate. The Partnership shall pay accrued interest quarterly on each March 31, June 30, September 30 and December 31 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an “Interest Payment Date”), beginning on [                    ]. Unless permitted to

be paid in cash by the Subordination Agreement (as defined below), the Partnership shall pay the total amount of interest due on each Interest Payment Date (the “PIK Amount”) by automatically having the Outstanding Principal Amount of this Note increase on such Interest Payment Date by the PIK Amount (each such increase, a “Principal Increase”). Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest in full. Interest shall be computed on the basis of a 360-day year for actual days elapsed. The Interest Rate shall be adjusted on the first day of each Interest Period, and the holder hereof shall provide notice to the Company within a reasonable time following any such adjustment. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal or overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date that such payment of principal or interest was due to the date of actual payment, at the Interest Rate plus 2% per annum, and, upon and during the continuance of a Default or Event of Default, this Note shall bear interest from the date of the occurrence of such Default or Event of Default until such Default or Event of Default is cured or waived, payable on demand in immediately available funds, at the Interest Rate plus 2% per annum.
          3. Optional Redemption.
               (a) The Partnership shall have the right, at any time and from time to time at its sole option and election, to redeem (the “Redemption”) this Note, in whole but not in part, on not less than 10 days notice of the date of redemption (any such date, a “Redemption Date”) at a price (the “Redemption Price”) equal to the Outstanding Principal Amount of this Note plus all accrued and unpaid interest thereon (other than any such interest which theretofore was a Principal Increase), whether or not currently payable, to the applicable Redemption Date, in immediately available funds.
               (b) Notice of the Redemption (the “Redemption Notice”) shall be mailed at least 10 days prior to the Redemption Date to the holder of this Note, at such holder’s address as it appears on the transfer books of the Partnership.
               (c) On the Redemption Date and upon surrender of this Note for cancellation, the Partnership shall pay the Redemption Price to the holder of this Note. Notwithstanding that this Note shall not have been surrendered for cancellation, from and after the Redemption Date: (i) this Note shall no longer be deemed outstanding, (ii) the right to receive interest thereon shall cease to accrue and (iii) all rights of the holder of this Note shall cease and terminate, excepting only the right to receive the Redemption Price therefor; provided, however, that if the Partnership shall default in the payment of the Redemption Price, this Note shall thereafter be deemed to be outstanding and the holder hereof shall have all of the rights of a holder of this Note until such time as such default shall no longer be continuing.
          4. Default. If an Event of Default occurs, then the Outstanding Principal Amount and all accrued interest on this Note (other than those included in Principal Increase) and all other amounts owing under this Note may be declared (or, in the case of an Event of Default described in clause (ii) or (iii) of the definition thereof, shall automatically become) immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. The holder of this Note may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived and if the rescission would not conflict with any judgment or decree. Upon default in performance of any obligations hereunder, the Partnership agrees to pay all costs and expenses of every kind and nature incident to collection, including, without limitation, reasonable attorneys’ fees, incurred by the holder hereof.
          5. Outstanding Maturity. On the Maturity Date, the Partnership shall pay to the holder the entire Outstanding Principal Amount of this Note plus an amount equal to all accrued and unpaid interest thereon (other than any such interest which theretofore was a Principal Increase), in immediately available funds.
          6. Subordination. This Note is subordinated to certain other indebtedness of the Partnership to the extent provided in the Subordination Agreement, dated as of the date hereof, by and among the Partnership, the Holder, The Chase Manhattan Bank and the other signatories thereto (as amended, supplemented or otherwise modified from time to time, the “Subordination Agreement”). The Partnership and the holder of this Note by accepting this Note agree to the subordination provisions contained in the Subordination Agreement.
          7. Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Credit Agreement. As used in this Note, and unless the context requires a different meaning, the following terms have the meanings indicated:
          “Bankruptcy Law” means Title 11, U.S. Code or any other federal, state or foreign law for the relief of debtors, as any such laws may be amended from time to time.
          “Credit Agreement” means the Credit Agreement, dated as of December 31, 1998, among the Partnership, the several banks, financial institutions and other entities from time to time parties to the Credit Agreement, the Syndication Agent and Documentation Agents parties thereto and The Chase Manhattan Bank, as administrative agent (as the same may be amended, supplemented or otherwise modified from time to time).
          “Default” means an event which, with notice or lapse of time or both, would constitute an Event of Default.
          An “Event of Default” with respect to this Note shall occur if:
               (i) the Partnership shall default in the payment of any principal or interest on this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment;

               (ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Partnership, or of a substantial part of its property or assets, under any Bankruptcy Law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Partnership, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Partnership; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or
               (iii) the Partnership shall (a) voluntarily commence any proceeding or file any petition seeking relief under any Bankruptcy Law, (b) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (ii) of this definition, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Partnership, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing.
          “Interest Period” means for any period beginning in November or December 2001, the period ending on December 31, 2001 and thereafter each three month period ending on each March 31, June 30, September 30 and December 31.
          “Libor Rate” shall mean, for each Interest Period, the three month Libor rate published on the first day of such Interest Period in the Wall Street Journal.
          “Maturity Date” means the date that is one day following the date on which there are no Commitments in effect, no Letter of Credit outstanding and no Loan or other amount then owing to any Lender or any Agent under the Credit Agreement.
          “Outstanding Principal Amount” means the original principal amount of this Note increased by any Principal Increase pursuant to Section 2 hereof.
          8. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in the manner provided for in the Funding Agreement.
          9. Waiver; Amendment. No failure on the part of the holder hereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Note shall be effective unless in writing and signed by the Partnership and the holder hereof, or in the case of a waiver, the party waiving compliance.

          10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.
          IN WITNESS WHEREOF, the undersigned has executed this Note as of the [___]th day of                     , ___.

TEXAS CABLE PARTNERS, L.P.

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